SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 22, 2002


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115

ITEM 5.  OTHER EVENTS

     On April 22, 2002, Calpine Corporation announced that it has successfully restructured its long-term power contracts with the California Department of Water Resources (CDWR). The Office of the Governor, the California Public Utilities Commission (CPUC), the Electricity Oversight Board (EOB) and the California Attorney General (AG) endorse these contracts and agree to drop all challenges, including withdrawing the Section 206 complaint recently filed by the CPUC and EOB at FERC.

     On April 23, 2002, Calpine Corporation announced that it intends to sell up to 60 million newly-issued shares of its common stock. In addition, Calpine expects to grant an over-allotment option to the underwriters for an additional 9 million shares of its common stock, which may be exercised for up to 30 days.

     We also announced that we expect fully diluted earnings per share for the quarter ended March 31, 2002 will be approximately $0.10 per share, before deduction of non-recurring equipment cancellation costs of approximately $168.5 million, or $0.35 per share and before extraordinary items. After equipment cancellation costs and before extraordinary items, we expect a net loss for the quarter of approximately $0.25 per fully diluted share. We also estimate fully diluted earnings per share before non-recurring equipment cancellation costs and extraordinary items for the year ending December 31, 2002 will be approximately $1.50 to $1.60 per fully diluted share, which includes dilution from the proposed offering. The current year-end estimate reflects continued uncertainty over the timing of a domestic economic recovery and a return to more normal weather, and a gradual improvement in pricing. We continue to evaluate the North American power market and intend to refine our year-end outlook when market and other conditions provide greater visibility into 2002 results.

     On April 24, 2002, we hosted a conference call in which we confirmed that we expect EBITDA, as adjusted, for the year ending December 31, 2002 will be approximately $1.9 billion to $2.0 billion. In addition, we announced that we expect to be making certain changes to the provisions of the term loan and revolving credit facilities under our $1.6 billion credit agreement and our $400 million revolving credit facility, including the provision of additional security in the form of pledges of the capital stock of all of our domestic subsidiaries (other than Calpine Energy Services, LP). We have also agreed to increase the margins on base rate and LIBO rate loans under the term loan and revolving credit facilities under our $1.6 billion credit agreement and to make changes to certain other provisions allowing us to use a portion of the net proceeds of an equity offering to repay indebtedness.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits.

          99.0 Press release dated April 22, 2002 - Restructured DWR Contracts

          99.1 Press release dated April 23, 2002 - Issuance of Common Stock


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  April 24, 2002

EXHIBIT 99.0

NEWS RELEASE                                             Contacts:  408/995-5115
                                        Media Relations:  Bill Highlander, X1244
                                        Investor Relations:  Rick Barraza, X1125


                       CALPINE COMPLETES RESTRUCTURING OF
                           CALIFORNIA POWER CONTRACTS

      New Contracts To Provide Long-Term Benefit for California and Calpine


     SAN JOSE, CALIF.) April 22, 2002 - Calpine Corporation [NYSE: CPN] today announced that it has successfully restructured its long-term power contracts with the California Department of Water Resources (CDWR). The Office of the Governor, the California Public Utilities Commission (CPUC), the Electricity
Oversight Board (EOB) and the California Attorney General (AG) endorse these contracts and agree to drop all challenges, including withdrawing the Section 206 complaint recently filed by the CPUC and EOB at FERC.

     "Calpine is very pleased with this outcome. Both sides worked hard to create solutions that benefit all parties - California energy consumers, the state of California and Calpine," said Jim Macias, Calpine's executive vice president, chief operating officer and lead negotiator for the CDWR contracts. "These restructured agreements resolve questions and uncertainty surrounding our contracts. The state is assured electricity will be available under more flexible terms when supplies will be critically needed. Calpine continues to benefit from solid, long-term power contracts and increased revenue and cash flow in the early years."

     To help the CDWR reduce their long-term purchase obligations, Calpine has agreed to shorten the duration of the two ten-year, baseload energy contracts by two years, and the 20-year peaker contract by ten years. "Calpine remains bullish on the long-term California power market," continued Macias. "Calpine believes the growing need for new power in California is significant - particularly as the economy recovers, weather normalizes and older, less efficient generating assets need to be replaced. We are confident that we will be able to sell this capacity in the future."

     Calpine also agreed to reduce the energy price on one ten-year baseload contract from $61.00 to $59.60 per megawatt-hour, and convert the energy portion of its peaker contract to gas index pricing from fixed energy pricing. The company also agreed to deliver up to 12.2 million megawatt-hours of additional energy in 2002 and 2003. "This will help fix CDWR's cost of electricity in the near-term, while providing the state with the needed flexibility to meet uncertain energy demands," added Macias.

Restructuring Highlights

Overview

o Restructured contracts are endorsed by The Office of the Governor, the CPUC, AG, EOB and CDWR
o    The CPUC and EOB will withdraw their Federal Energy  Regulatory  Commission
     (FERC) 206 complaints; EOB and CPUC agree to no longer seek refunds from Calpine through FERC refund proceedings
o The Office of the Governor, the CPUC, AG, EOB and CDWR agree that they will not challenge the validity or the justness and reasonableness of the restructured contracts
o Calpine agreed to pay $6 million over three years to the AG to resolve any and all claims against Calpine; $1.5 million of this amount will be used to fund solar or other alternative energy retrofits of schools, hospitals and public buildings in California
o    Calpine to provide  additional,  flexible  energy sales to CDWR in 2002 and
     2003
o Calpine adjusted its gas hedges to reflect new terms and conditions of restructured contracts

Contract 1

o Baseload power deliveries remain unchanged at 350 megawatts for 2002, 600 megawatts for 2003, and 1,000 megawatts for 2004 and beyond
o    Fixed energy price remains at $58.60 per megawatt-hour
o Calpine to provide up to 2.7 million and 4.8 million megawatt hours of additional, flexible energy in 2002 and 2003, respectively; energy pricing indexed to gas; two-year fixed capacity revenue of approximately $127.5 million
o    Term of contract reduced to eight years from ten years
o Approximately $3.7 billion of total revenue is expected to be earned from baseload and peaking capacity between 2002 and 2009

Contract 2

o Baseload power deliveries remain unchanged at 200 megawatts for the first half of 2002 and 1,000 megawatts from July 1, 2002 forward
o    Fixed energy price reduced to $59.60 per megawatt-hour from $61.00

o Calpine to provide up to 1.7 million and 3.0 million megawatt-hours of additional, flexible energy in 2002 and 2003, respectively; energy pricing indexed to gas; two-year fixed capacity revenue of approximately $88.8 million
o    Term of contract reduced to eight years from ten years
o CDWR has the right to complete four Calpine projects planned for California if Calpine does not build these four new energy centers; contract prices, terms and conditions are not impacted; CDWR reimburses Calpine for all construction costs and certain other costs incurred to date
o Approximately $4.1 billion of total revenue is expected to be earned from baseload and peaking capacity between 2002 and 2009

Contract 3

o Calpine continues to provide CDWR with an option of 2,000 hours for 495 megawatts of peak power
o Fixed annual capacity payments remain at $90 million for years one through five and $80 million per year thereafter; energy pricing now indexed to gas, versus fixed at $73.00 per megawatt-hour
o    Term of the contract reduced to ten years from 20 years
o Approximately $800 million of revenue expected to be earned from peaking capacity between 2002 and 2011

Contract 4


o    Calpine to provide up to 225 megawatts of new peaking capacity
o    Three-year term, beginning with commercial operation
o Fixed annual average capacity payments remain at $46.8 million per year; energy pricing remains indexed to gas o Approximately $140 million of revenue expected to be earned from capacity between 2003 and 2005

Commitment to California Market

     Calpine has long recognized the need for new sources of clean generation in California. In 1996, the company launched the largest power development program in California. In 2001, Calpine brought on line 1,100 megawatts and expects to add another 1,375 megawatts in 2002--representing approximately 2,500 megawatts of clean, reliable electricity for California consumers.

     The demand for electricity is expected to continue to grow in California. A recent FERC study has warned that the state could still face a shortfall of energy supply and that more electric generating facilities will be needed. Recent slowdowns and cancellations of power projects in California by other power generators have added to this potential shortfall.

     Calpine will remain a vital part of the solution to California's current and future energy needs. As the state's leading independent power producer, the company elected to work cooperatively with the state to reach a mutually beneficial and timely resolution. These agreements also will help improve market stability and regulatory certainty - a fundamental requisite for Calpine's commitment to the state's power market. The company will continue to generate and deliver clean, reliable electricity to help stem potential energy shortfalls.

Conference Call

     Calpine will host a conference call on Wednesday, April 24, 2002, at 8:00 am PDT to further discuss the new CDWR contracts. The call is available in a listen-only mode by calling 1-888-603-6685 at least ten minutes prior to the start of the conference call. International callers may dial 1-706-634-1265. Calpine will simulcast the conference call live via the Internet. The web cast can be accessed and will be available for 30 days on the Investor Relations page of Calpine's website at www.calpine.com.

About Calpine

     Based in San Jose, Calif., Calpine Corporation is an independent power company that is dedicated to providing customers with clean, efficient, natural gas-fired power generation. It generates and markets power, through plants it develops, owns and operates, in 29 states in the United States, three provinces in Canada and the United Kingdom. Calpine is the world's largest producer of renewable geothermal energy, and it owns and markets 1.3 trillion cubic feet of proved natural gas reserves in Canada and the United States. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its website at www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that cou-ld materially affect actual results such as, but not limited to, (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity (iii) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain the necessary permits to operate, failure of third-party contractors to perform their contractual obligations or failure to obtain financing on acceptable terms (iv) unseasonable weather patterns that produce reduced demand for power (v) systemic economic slowdowns, which can adversely affect consumption of power by businesses and consumers (vi) cost estimates are preliminary and actual costs may be higher than estimated (vii) a competitor's development of lower-cost generating gas-fired power plants (viii) risks associated with marketing and selling power from power plants in the newly-competitive energy market (ix) the successful exploitation of an oil or gas resource that ultimately depends upon the geology of the resource, the total amount and costs to develop recoverable reserves and operations factors relating to the extraction of natural gas, (x) the effects on the Company's business resulting from tighten liquidity in the trading and power industry, (xi) the Company's ability to access the capital markets on attractive terms, (xii) the direct or indirect effects on the Company's business of a lowering of its credit rating (or actions it may take in response to changing credit ratings criteria), including, increased collateral requirements, refusal by the Company's current or potential counter parties to enter into transactions with it and its inability to obtain credit or capital in desired amounts or on favorable terms, and (xiii) other risks identified from time to time in our reports and
registration   statements  filed  with  the  SEC,  including  the  risk  factors identified in our Annual Report on Form 10-K for the year ended December 31, 2000, as restated in our Current Report on Form 8-K filed on September 10, 2001, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, which can be found on the Company's web site at www.calpine.com. All information set forth in this press release is as of today's date, and the Company undertakes no duty to update this information.

EXHIBIT 99.1

NEWS RELEASE                                             Contacts:  408/995-5115
                                        Media Relations:  Bill Highlander, X1244
                                        Investor Relations:  Rick Barraza, X1125


                          CALPINE TO ISSUE COMMON STOCK

                   Company Comments On 2002 Earnings Guidance

     (SAN JOSE, CALIF.) April 23, 2002 - Calpine Corporation [NYSE:CPN] announced today that it intends to sell up to 60 million newly-issued shares of its common stock. In addition, Calpine expects to grant an over-allotment option to the underwriters for an additional 9 million shares of its common stock, which may be exercised for up to 30 days.

     A registration statement relating to the common stock and other securities has been filed with the Securities and Exchange Commission, and was declared effective on April 10, 2002. The net proceeds of the sale are expected to be used to repay debt and for general corporate purposes.

     This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

     The company also announced that it expects fully diluted earnings per share for the quarter ended March 31, 2002 will be approximately $0.10 per share, before deduction of non-recurring equipment cancellation costs of approximately $168.5 million, or $0.35 per share and before extraordinary items. After equipment cancellation costs and before extraordinary items, the company expects a net loss for the quarter of approximately $0.25 per fully diluted share. The company also stated that it estimates fully diluted earnings per share before non-recurring equipment cancellation costs and extraordinary items for the year ending December 31, 2002 will be approximately $1.50 to $1.60 per fully diluted share, which includes dilution from the above-mentioned equity offering.

     Calpine's current year-end estimate reflects continued uncertainty over the timing of a domestic economic recovery and a return to more normal weather, and a gradual improvement in pricing. The company continues to evaluate the North American power market and intends to refine its year-end outlook when market and other conditions provide greater visibility into 2002 results.

     Based in San Jose, Calif., Calpine Corporation is an independent power company that is dedicated to providing customers with clean, efficient, natural gas-fired power generation. It generates and markets power, through plants it develops, owns and operates, in 29 states in the United States, three provinces in Canada and the United Kingdom. Calpine is the world's largest producer of renewable geothermal energy, and it owns and markets 1.3 trillion cubic feet of proved natural gas reserves in Canada and the United States. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its website at www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) unseasonable weather patterns that reduce demand for power and natural gas, (ii) systemic economic slowdowns, which can adversely affect consumption of power by businesses and consumers, (iii) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto, (iv) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity, (v) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain financing and the necessary permits to operate or the failure of third-party contractors to perform their contractual obligations, (vi) cost estimates are preliminary and actual costs may be higher than estimated, (vii) a competitor's development of a lower-cost generating gas-fired power plant, (viii) risks associated with marketing and selling power from power plants in the newly-competitive energy market, (ix) the successful exploitation of an oil or gas resource that ultimately depends upon the geology of the resource, the total amount and cost to develop recoverable reserves and operational factors relating to the extraction of natural gas, and (x) other risks identified from time to time in our reports and registration statements filed with the SEC, including the risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2001, which can be found on the Company's web site at
www.calpine.com. All information set forth in this press release is as of today's date, and the Company undertakes no duty to update this information.